Exhibit (c) (3)

PETER J SOLOMON

COMPANY

Project Care

Presentation to the Special Committee of the Board of Directors

November 19, 2012

PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY

PROCESS UPDATE

PETER J SOLOMON COMPANY

PJSC Diligence	• PJSC continues to have follow-up diligence discussions with Management – selected recent calls include: – Cathy Kilbane, Chris Haffke and Gina Beredo (Properties, COLI and other litigation) – Greg Ivanov, Sally Schriner & Ann-Marie McGowan (Cardstore) – John Beeder (Supply Chain cost outs) – Kevin Norcross (SG&A cost outs) – Greg Steinberg & Gui de Mello (Adjustments to EBITDA and Clinton) – Steve Dopp (In-Store) – Chad Anderson (Three year plan) – Steve Smith (Revised FY13 forecast)
Care's Data Room	• PJSC prepared a comprehensive data package for Jones Day – Well-populated dataroom opened within 48 hours – Dataroom being accessed by nine parties • Management provided an updated analysis of Base Case Adjusted EBITDA – However, the Weiss Family and/or its advisors chose to only post the historical financials (did not post complete file with projections) – Similarly, other forward-looking data has generally not been posted
NAGCD New Business	• Walgreens / Duane Reade and Ahold update • Walmart update • Care does not expect opportunities for other meaningful incremental wins or losses in the next 18-24 months
Dollar Store Profitability	• Management does not anticipate any meaningful margin improvement in the next 18-24 months
World Headquarters (WHQ)	• Total estimated new WHQ cost projected to be spent between FY 2013 – FY 2015: ~$175mm (PV of ~$136 mm[(a)]) – Non-binding commitment letter with Cleveland International Fund was expected to be signed, providing $120mm of financing – Company also expects to receive ~$88mm in state and local incentives over a 20 year period (PV of ~$44mm[(a)(b)]); not currently reflected in the Treasury Model • Staying in current WHQ estimated to cost ~$30mm (present value); may have ability to sell Crocker Park land assets for ~$12mm • Additional considerations include potential public relations issues, employee morale and employee taxes

(a) Assumes discount rate of 10.5%.
(b) See p.20 for detail.

1

PROCESS UPDATE

PETER J SOLOMON COMPANY

Properties	• No bona fide offer on the table • Trial with Moonscoop, which began on November 13th, will determine potential outcome (assessment of damages and / or enforcement of specific performance)
Retail	• Lack of visibility remains with Clinton until post holiday season; no revision to current plan expected
Cost Outs	• ~$47mm in cumulative "Cost Outs" between FY2012 and FY2016; projected savings captured in current Treasury Model • Potential additional $1mm - $2mm of incremental savings according to Management for various minor initiatives, but could be offset by $1mm of increased R&D budget
Other	• ERP project – Management suggests that the ERP initiative addresses many critical shortcomings of the Company's aging systems, while providing a platform for improved efficiency and competitiveness ▪ Currently in "Wave 1" of the project; FY13E expenses currently exceed plan by ~$9mm, but unanticipated savings on handheld scanners reduces overage to approximately $3mm ▪ Wave 2 blueprint due February 2013; incremental cost estimated between $50-100mm (Treasury Model FY14-FY16 assumes aggregate cost of $72mm, including handheld scanners) • In-Store fixtures business – Company has made considerable efforts over the last 5-7 years to integrate In-Store operations with those of the core Company, solidify relationships with key outside clients and mitigate volatility in the business – While performance has stabilized, significant further growth is not anticipated – Level of integration makes separation more challenging
Today's Analyses	• PJSC analysis based on updated Treasury Model received November 17, 2012, which reflects revised FY13 income statement (no change to FY14 – FY16) • Analyses include: – Sensitivity to margins and growth rates and implied incremental SG&A expense / savings – Analysis of hypothetical impact of two additional years' sales and EBITDA at various levels – Reduction of Cardstore spending – Analysis of economics of a hypothetical reversal of WHQ plans – Impact of changes in Clinton performance

2

SUMMARY HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

PETER J SOLOMON COMPANY

(Dollars in Millions, Except per Share Data)	Fiscal Year Ended February 28,			LTM	Projected Fiscal Year Ended February 28,			
	2010A	2011A	2012A	Aug-12	2013E (d)	2014E	2015E	2016E
Total Revenue	**$1,640.9**	**$1,597.9**	**$1,695.1**	**$1,708.2**	**$1,840.6**	**$1,935.1**	**$1,939.9**	**$1,944.8**
Cost of Goods Sold	691.4	682.4	741.6	762.1	811.7	875.8	877.8	880.0
Gross Profit	949.5	915.5	953.5	946.1	1,028.9	1,059.3	1,062.1	1,064.8
SG&A and Other Expense	759.1	724.5	774.5	801.9	890.8	908.5	900.8	893.9
Adjusted EBITDA including SBT Expense	**234.0**	**226.4**	**211.4**	**176.2**	**172.2**	**204.1**	**222.6**	**232.1**
Adjusted EBITDA	**235.5**	**232.1**	**218.3**	**184.6**	**183.5**	**204.1**	**222.6**	**232.1**
Adjusted EBIT including SBT Expense	188.8	185.3	172.2	135.8	126.7	150.8	161.4	170.9
Adjusted EBIT	190.3	191.0	179.0	144.2	138.0	150.8	161.4	170.9
Net Income as Reported	81.6	87.0	57.2	13.1	28.6	83.2	89.6	95.7
Diluted Earnings Per Share as Reported	$2.03	$2.11	$1.42	$0.35	$0.84	$2.57	$2.73	$2.87
Margins								
Gross Profit	57.9 %	57.3 %	56.2 %	55.4 %	55.9 %	54.7 %	54.8 %	54.8 %
SG&A	46.5	45.9	46.3	47.5	51.4	47.1	46.5	46.1
Adjusted EBITDA	14.4	14.5	12.9	10.8	10.0	10.5	11.5	11.9
Adjusted EBIT including SBT Expense	11.5	11.6	10.2	8.0	6.9	7.8	8.3	8.8
Adjusted EBIT	11.6	12.0	10.6	8.4	7.5	7.8	8.3	8.8
Net Income as Reported	5.0	5.4	3.4	0.8	1.6	4.3	4.6	4.9
Growth Rates								
Net Sales	(3.0) %	(2.6) %	6.1 %	4.6 %	8.6 %	5.1 %	0.3 %	0.3 %
Adjusted EBITDA	171.3	(1.4)	(6.0)	(20.4)	(15.9)	11.2	9.0	4.3
Adjusted EBIT including SBT Expense	410.8	(1.9)	(7.1)	(24.7)	(26.4)	19.0	7.0	5.9
Adjusted EBIT	417.5	0.4	(6.3)	(23.8)	(22.9)	9.2	7.0	5.9
Diluted Earnings Per Share	NM	3.9	(32.7)	(84.9)	(40.5)	203.9	6.1	5.2
Summary Balance Sheet and Cash Flow Data (a)								
Cash	$137.9	$215.8	$132.4	$61.7	$61.9	$131.0	$180.0	$300.5
Total Debt	329.7	232.7	225.2	280.2	245.2	335.2	350.2	350.2
Depreciation and Amortization	45.2	41.0	39.2	40.4	45.5	53.4	61.2	61.2
Capital Expenditures (b)	(26.6)	(36.3)	(70.9)	(86.6)	(127.9)	(154.5)	(127.6)	(46.0)
Free Cash Flow (b) (c)	170.9	143.5	45.6	39.1	36.8	(1.8)	53.5	140.2

Source: FY10 – FY12 and LTM based on public filings; FY2013 – FY2016 based on Care Treasury Model.
(a) FY13-FY16 adjusted for updated FY13 income statement. Revised balance sheet and cash flow statement not yet available.
(b) Excludes benefits of anticipated tax incentives related to new WHQ.
(c) Defined as Cash Flow from Operations less Capital Expenditures.
(d) Assumes tax rate of 31.3% consistent with previous Treasury Model (current model not updated by Care tax department).

3

ADJUSTED EBITDA BRIDGE

PETER J SOLOMON COMPANY

(Dollars in Millions)

	Fiscal Year Ended February 28,			LTM	FYE 2/28,	
	2010	2011	2012	Aug-12	2013	
Unadjusted EBITDA	**$184.3**	**$215.8**	**$188.8**	**$121.8**	**$104.3**	
Charges Associated With Clinton Cards	--	--	--	27.2	47.7	Impairments, debt expense and fees
Party Goods Transaction	(18.4)	--	--	--	--	Gain on sale
Mexico Shutdown	18.2	--	--	--	--	Closing of Carlton Mexico
Retail Disposition	29.2	--	--	--	--	Sales of stores to Schurman
RPG Transaction Costs	--	10.3	--	--	--	Fees associated with purchase of RPG
Lawsuit	24.0	--	--	--	--	Settlement of a RPG lawsuit
Goodwill and Other Intangibles Impairment	--	0.3	27.2	27.2	--	Related to NAGCD, UK and Interactive
Gain from Sale of Intellectual Property	--	--	(4.5)	--	--	Sold certain minor character properties
Gain from Liquidation of Business in France	(3.3)	--	--	--	--	Currency translation adjustment from sale
Loss on Sale of WHQ	--	--	--	--	21.4	Estimated loss on sale of WHQ
Gain on sale of Party City investment (a)	--	--	--	--	(3.2)	Sold remaining shares of Party City
Voluntary Compliance Program (b)	--	--	--	--	1.3	Related to prior years' underexpensing catch up
Webshots	--	--	--	--	(2.5)	Partial year of sales and gain on sale
Weiss Transaction Costs	--	--	--	--	3.2	Current process costs
Total Adjustment w/o Scan Based Trading Addback	$49.7	$10.6	$22.7	$54.4	$67.9	
Adjusted EBITDA including SBT Expense	**$234.0**	**$226.4**	**$211.4**	**$176.2**	**$172.2**	
Adjusted EBIT including SBT Expense	**188.8**	**185.3**	**172.2**	**135.8**	**126.7**	
Scan-Based Trading	1.5	5.7	6.8	8.4	11.3	Impact of scan-based trading conversions
Total Adjustment w/ Scan Based Trading Addback	$51.2	$16.3	$29.5	$62.8	$79.2	
Adjusted EBITDA	**$235.5**	**$232.1**	**$218.3**	**$184.6**	**$183.5**	
Adjusted EBIT	**190.3**	**191.0**	**179.0**	**144.2**	**138.0**	

Source: FY10 – FY12 and LTM based on public filings; FY2013 based on Care Treasury Model.
(a) $3.2mm gain on sale of Party City investment in Q2 FY13 categorized below operating income and therefore not deducted in LTM calculation.
(b) Adjustment to correct expenses in prior years; only FY13 is being adjusted.

4

FY2013 REVISED FORECAST AS OF NOVEMBER 17, 2012

PETER J SOLOMON COMPANY

(Dollars in Millions, Except per Share Data)

	Revised 2013E	Q2 Est. 2013E	Difference
Total Revenue	**$1,840.6**	**$1,830.2**	$10.4
Cost of Goods Sold	(811.7)	(859.7)	47.9
Gross Profit	1,028.9	970.6	58.3
SG&A and Other Expense	(890.8)	(816.7)	(74.1)
Adjusted EBITDA including SBT Expense	**172.2**	**185.9**	(13.7)
Adjusted EBITDA	**183.5**	**199.4**	(15.9)
Adjusted EBIT including SBT Expense	126.7	140.4	(13.7)
Adjusted EBIT	138.0	153.9	(15.9)
Net Income as Reported (a)	28.6	34.1	(5.4)
Diluted Earnings Per Share as Reported (a)	$0.84	$1.01	(0.16)
Margins			
Gross Margin	55.9 %	53.0 %	2.9 %
SG&A	51.4	48.3	3.0
Adjusted EBITDA	10.0	10.9	(0.9)
Adjusted EBIT Including SBT Expense	6.9	7.7	(0.8)
Adjusted EBIT	7.5	8.4	(0.9)
Net Income as Reported	1.6	1.9	(0.3)
Growth Rates			
Net Sales	8.6 %	8.0 %	
Adjusted EBITDA	(15.9)	(8.6)	
Adjusted EBIT Including SBT Expense	(26.4)	(18.5)	
Adjusted EBIT	(22.9)	(14.0)	
Diluted Earnings Per Share	(40.5)	(29.1)	

Adjusted EBITDA and EBIT revised downward due in part to:

- Loss of existing doors at Walgreens
- Continued downward trend in Cardstore with higher losses than original plan
- Additional legal expense in corporate, primarily related to COLI litigation (continue to investigate how to treat this expense)

(a) Assumes tax rate of 31.3%, consistent with previous Treasury Model.

5

EVOLUTION OF MANAGEMENT FORECASTS – PRE CLINTON

PETER J SOLOMON COMPANY

Total Revenue

FY 12 FY 13 FY 14 FY 15 FY 16

$2,000 (1.6%) Change 11.6% Change

$1,954

$1,900

$1,883

7.5% Change

$1,794

$1,800

(13% ) Change

$1,695

$1,693

$1,701

$1,724

$1,700

3.6% Change

$1,668

$1,665

$1,636

$1,600

$1,500

$1,400

FY11 FY12 FY11 FY12 FY11 FY12 FY13 FY12 FY13 FY13

Plan Actual Plan Plan Plan Plan Plan Plan Plan Plan

Total EBIT

$250 FY 12 FY 13 FY 14 FY 15 FY 16

(6.4%) Change

$196

(5.7%) Change

$208

$204

$200

$184

$185

(30.8%) Change

$172

(9.9%) Change

(24.1%) Change

$169

$160

$155

$150

$144

$100

$50

$0

FY11 FY12 FY11 FY12 FY11 FY12 FY13 FY12 FY13 FY13

Plan Actual Plan Plan Plan Plan Plan Plan Plan Plan

Source: Public filings and Care Management Strategic Plans.

CARE CONSOLIDATED FINANCIAL SNAPSHOT WITH HYPOTHETICAL FY17 AND FY18

PETER J SOLOMON COMPANY

(Dollars in Millions)

Total Revenue

$2,500

FY08 – FY12 CAGR: (1.2%) FY13 – FY16 CAGR: 1.9%

$2,042

$2,144

$2,000

$1,776

$1,691

$1,641

$1,598

$1,695

$1,841

$1,935

$1,940

$1,945

$1,500

$1,848

$1,755

$1,000

$500

$0

08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

Adjusted EBIT and EBITDA

Adjusted EBIT $129 $37 $190 $191 $179 $138 $151 $161 $171 $111-$204 $105-$214

% Growth (71%) 418% 0% (6%) (23%) 9% 7% 6% (35%)-19% (5%)-5%

$300

FY10 – FY12 CAGR: (3.7%)

FY13 – FY16 CAGR: 8.1%

$265

$276

$250

$236

$232

$218

$223

$232

$204

$200

$177

$184

$172

$167

$150

$100

$87

$50

$0

08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

Adj. EBITDA Margin

10.0% 4.9% 14.4% 14.5% 12.9% 10.0% 10.5% 11.5% 11.9% 9.3%-13.0% 9.5%-12.9%

Source: Public filings and Care Management Treasury Model.

Note: FY17 and FY18 are illustrative figures using hypothetical operating performance ranges.

CARE CONSOLIDATED FINANCIAL SNAPSHOT WITH HYPOTHETICAL FY17 AND FY18

PETER J SOLOMON COMPANY

(Dollars in Millions)

Capital Expenditures (a)

$200

$154

$150

$128

$128

$100

$71

$57

$56

$50

$27

$36

$46

$46

$46

$0

08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

% of Revenue 3.2% 3.3% 1.6% 2.3% 4.2% 7.0% 8.0% 6.6% 2.4% 2.3%-2.5% 2.1%-2.6%

Free Cash Flow (a) (b)

$200

$187

$171

$150

$143

$140

$125

$131

$100

$46

$37

$53

$105

$100

$50

$17

$0

($2)

-$50

08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

Source: Public filings and Care Management Treasury Model.

Note: FY17 and FY18 are illustrative figures using hypothetical operating performance ranges. FY17 and FY18 Capital Expenditures held constant.

(a) Excludes benefits of anticipated tax incentives related to new WHQ.

(b) Defined as Cash Flow from Operations less Capital Expenditures.

UPDATE SINCE WEISS FAMILY NON-BINDING PROPOSAL

PETER J SOLOMON COMPANY

(Amounts in Millions, except per share data)

Non-Binding Proposal Value

Offer Price $17.18

% Premium to Share Price on September 25, 2012 19.8%

% Premium to Share Price on August 24, 2012 20.1%

Shares Outstanding (a) 33.8

Implied Equity Value $581.0

Add: Debt (b) 280.2

Less: Cash (b) (61.7)

Implied Enterprise Value $799.5

Implied Trailing Adjusted EBITDA Multiple 4.3 x

Stock Price Performance – Last Two Years

10/4/11: Announcement of Apple Cards app

12/22/11: Reported Q3 2012 earnings of $0.50 per share, missing Street expectations of $0.81 per share

9/26/12: Weiss family announces offer to take Care private

Closing Stock Price

$25.00 $23.00 $21.00 $19.00 $17.18 $17.00 $15.00 $13.00 $11.00

Volume (000s)

8,000

7,000

6,000

5,000

4,000

$16.90

3,000

2,000

1,000

0

Sep-10 Dec-10 Feb-11 Apr-11 Jul-11 Sep-11 Nov-11 Jan-12 Apr-12 Jun-12 Aug-12 Nov-12

Source: Public sources. Stock price chart as of November 16, 2012.

(a) Assumes restricted stock and performance shares vest in change of control. (b) As of 10Q dated August 24, 2012.

STOCK PRICE PERFORMANCE – LAST TWO YEARS

PETER J SOLOMON COMPANY

Stock Price History

Pre-Announcement Unaffected Price

Offer Price As Premium / (Discount)

1 Day Prior $14.34 19.8%

5 Day Average 14.88 15.5%

10 Day Average 15.40 11.6%

20 Day Average 15.12 13.6%

30 Day Average 14.80 16.1%

Closing Stock Price

$30.00

$25.00

10/4/11: Announcement of Apple Cards app

1 Year Average

$20.00

$21.82

Post-Offer Average $16.93

$16.90

2 Year Average $18.49

1 Year Average $15.08

6 Month Average $14.44

$15.00

3 Month Average $14.15

$10.00

Sep-10

Dec-10

Feb-11

Apr-11

Jul-11

Sep-11

Nov-11

Jan-12

Apr-12

Jun-12

Aug-12

Nov-12

Offer Price $17.18

Source: Public sources. Stock price chart as of November 16, 2012.

PETER J SOLOMON COMPANY

CHANGE IN INSTITUTIONAL OWNERSHIP SINCE OFFER

Fund	Date of Change	Shares Owned Prior	Shares Owned Current	% Change	Basis Value	Basis Source	Purpose	Investment Style
Marathon Asset Management	11/14/2012	3,634,543	2,748,886	(24.4%)	$20.49	Care	N/A	GARP
Dimensional Fund Advisors	11/13/2012	3,096,182	3,045,758	(1.6%)	17.38	Care	N/A	Value
Dawson Investments	10/26/2012	--	1,580,614	NM	17.01	13D	No present intention to change control of Care	N/A
TowerView (a)	10/3/2012	1,290,000	1,450,000	12.4%	19.52	13D	No present intention to change control of Care	Alternative

Date	Share Trading Volume	Cumulative Volume
9/26/2012	2,690.2	2,690.2
9/27/2012	1,368.3	4,058.5
9/28/2012	1,616.6	5,675.1
10/1/2012	700.6	6,375.7
10/2/2012	499.0	6,874.8
10/3/2012	382.7	7,257.4
10/4/2012	581.0	7,838.4
10/5/2012	395.1	8,233.5
10/8/2012	629.9	8,863.4
10/9/2012	368.4	9,231.9
10/10/2012	637.7	9,869.6
10/11/2012	897.9	10,767.5
10/12/2012	329.0	11,096.5
10/15/2012	244.6	11,341.1
10/16/2012	543.0	11,884.1
10/17/2012	590.7	12,474.8
10/18/2012	400.8	12,875.6
10/19/2012	465.6	13,341.2

Date	Share Trading Volume	Cumulative Volume
10/22/2012	394.4	13,735.6
10/23/2012	388.3	14,123.9
10/24/2012	167.1	14,290.9
10/25/2012	192.9	14,483.8
10/26/2012	295.4	14,779.2
10/31/2012	448.4	15,227.6
11/1/2012	814.5	16,042.0
11/2/2012	175.1	16,217.1
11/5/2012	189.0	16,406.2
11/6/2012	181.1	16,587.3
11/7/2012	311.8	16,899.1
11/8/2012	362.0	17,261.1
11/9/2012	288.7	17,549.8
11/12/2012	287.9	17,837.7
11/13/2012	387.8	18,225.4
11/14/2012	998.5	19,223.9
11/15/2012	344.7	19,568.6
11/16/2012	327.0	19,895.5

% of Public Float Traded (b)	68.4%

(a) Purchased 160,000 shares post-offer with a basis of $16.69.
(b) Defined as non-Weiss public shares outstanding.

11

CARE HISTORICAL ENTERPRISE VALUE / LTM EBITDA – LAST 2 YEARS

PETER J SOLOMON COMPANY

Note: Using Management’s adjustments, which may differ from those used by the public markets, current EV / Adjusted LTM

EBITDA is 4.3x

EV / EBITDA

High 5.1 x

Median 3.6 x

Mean 3.5 x

Low 2.5 x

Mean (a) Median (a)

30 Days 3.2 x 3.2 x

60 Days 3.1 x 3.1 x

90 Days 3.1 x 3.1 x

6 Months 3.0 x 3.0 x

12 Months 3.1 x 3.1 x

18 Months 3.4 x 3.3 x

24 Months 3.5 x 3.5 x

Post-Offer Average 4.1x

6.0 x

4.0 x

2.0 x

0.0 x

1 Year Average 3.9x

2 Year Average 3.5x

3 and 12 Month Average 3.1x

6 Month Average 3.0x

Sep-10

Dec-10

Feb-11

Apr-11

Jul-11

Sep-11

Nov-11

Jan-12

Apr-12

Jun-12

Aug-12

Nov-12

Offer Date 9/25/12

Source: Capital IQ. Capital IQ calculation of enterprise value does include restricted stock or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of November 16, 2012.

(a) Statistics are only for pre-offer time period.

VALUATION MATRIX

PETER J SOLOMON COMPANY

(Amounts in Millions, except per share data)

Share Price		Market Cap (d)	Enterprise Value (e)	EV / Total Revenue LTM $1,708	EV / LTM Adj. EBITDA incl. SBT $176	EV / LTM Adj. EBITDA w/ Norm. SBT (f) $182	EV / LTM Adj. EBITDA excl. SBT $185	EV / FY2013E Adj. EBITDA incl. SBT $172	EV / FY2013E Adj. EBITDA w/ Norm. SBT (f) $179	EV / FY2013E Adj. EBITDA excl. SBT $184
$13.00		$438.5	$656.9	0.4 x	3.7 x	3.6 x	3.6 x	3.8 x	3.7 x	3.6 x
14.34	(a)	484.1	702.6	0.4 x	4.0 x	3.9 x	3.8 x	4.1 x	3.9 x	3.8 x
15.00		506.7	725.1	0.4 x	4.1 x	4.0 x	3.9 x	4.2 x	4.1 x	4.0 x
16.00		540.8	759.2	0.4 x	4.3 x	4.2 x	4.1 x	4.4 x	4.3 x	4.1 x
16.90	(b)	571.5	789.9	0.5 x	4.5 x	4.3 x	4.3 x	4.6 x	4.4 x	4.3 x
17.18	(c)	581.0	799.5	0.5 x	4.5 x	4.4 x	4.3 x	4.6 x	4.5 x	4.4 x
18.00		609.0	827.5	0.5 x	4.7 x	4.5 x	4.5 x	4.8 x	4.6 x	4.5 x
19.00		643.5	861.9	0.5 x	4.9 x	4.7 x	4.7 x	5.0 x	4.8 x	4.7 x
20.00		678.0	896.4	0.5 x	5.1 x	4.9 x	4.9 x	5.2 x	5.0 x	4.9 x
21.00		712.7	931.1	0.5 x	5.3 x	5.1 x	5.0 x	5.4 x	5.2 x	5.1 x
22.00		747.5	966.0	0.6 x	5.5 x	5.3 x	5.2 x	5.6 x	5.4 x	5.3 x
23.00		782.7	1,001.1	0.6 x	5.7 x	5.5 x	5.4 x	5.8 x	5.6 x	5.5 x
24.00		818.3	1,036.7	0.6 x	5.9 x	5.7 x	5.6 x	6.0 x	5.8 x	5.6 x
25.00		854.3	1,072.8	0.6 x	6.1 x	5.9 x	5.8 x	6.2 x	6.0 x	5.8 x

(a) Unaffected closing share price on September 25, 2012.
(b) Closing share price on November 16, 2012.
(c) Offer price.
(d) Assumes restricted stock and performance shares vest in change of control.
(e) Net debt of $218.4mm represents total debt of $280.2mm less cash of $61.7mm as of August 24, 2012.
(f) Assumes normalized SBT of $6.3mm based on the median level over the past six fiscal years.

13

IMPLIED SHARE PRICES BASED ON ILLUSTRATIVE EBITDA LEVELS AND TRADING MULTIPLES

PETER J SOLOMON COMPANY

(Amounts in Millions, except per share data)

Illustrative EBITDA

EV / EBITDA Multiple

$150 $175 $200 $225 $250

2.50 x $4.67 $6.53 $8.39 $10.23 $12.06

2.75 x 5.79 7.83 9.86 11.88 13.90

3.00 x 6.90 9.12 11.33 13.53 15.73

3.25 x 8.02 10.41 12.80 15.18 17.56

3.50 x 9.12 11.70 14.26 16.83 19.38

3.75 x 10.23 12.98 15.73 18.47 21.18

4.00 x 11.33 14.26 17.20 20.10 22.97

4.25 x 12.43 15.55 18.65 21.72 24.72

4.50 x 13.53 16.83 20.10 23.32 26.40

4.75 x 14.63 18.11 21.54 24.89 28.05

5.00 x 15.73 19.38 22.97 26.40 29.70

Note: Net debt of $218.4mm represents total debt of $280.2mm less cash of $61.7mm as of August 24, 2012. Note: Share count includes restricted stock and performance shares.

DCF SUMMARY

PETER J SOLOMON COMPANY

Assumptions

Three year projection period

Based on Management Treasury Model

Discounted to February 28, 2013

Projected net debt of $183.3mm, consisting of total debt of $245.2mm less cash of $61.9mm at February 28, 2013

DCF does not include the value of the potential WHQ incentives, which would equal approximately $1.30 per share (see p. 20 for more detail) (a)

Share Price

Wtd. Avg. Cost of Capital

9.5% 10.5% 11.5%

Terminal Multiple

3.0 x $15.84 $15.32 $14.81

3.5 x 18.42 17.84 17.27

4.0 x 20.98 20.33 19.70

4.5 x 23.50 22.80 22.11

(a) Treasury Model as provided does not include value of tax incentive payments that Care expects to receive.

SG&A TRENDS

PETER J SOLOMON COMPANY

Projected SG&A Cost Outs in NAGCD (Beeder) and Supply Chain (formerly Goulder, now Beeder) make up more than 60% of the cumulative estimated reductions in FY13-FY16

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2013E-2016E Cumulative

Gross SG&A -- -- -- -- -- $961.3 $924.9 $911.1 $904.2

Cost Out Forecast (15.9) (14.4) (8.3) (8.2)($46.8)

Net SG&A $868.2 $845.2 $763.2 $733.7 $784.5 $945.4 $910.5 $902.8 $896.0

Net SG&A Margin 48.9% 50.0% 46.5% 45.9% 46.3% 51.4% 47.1% 46.5% 46.1%

Change (bps) 112 bps -348 bps -59 bps 36 bps 509 bps -431 bps -51 bps -47 bps

(a) Care Management.

ILLUSTRATIVE FY17 AND FY18 EBIT

PETER J SOLOMON COMPANY

Treasury Model

FY10 FY11 FY12 LTM FY13 FY14 FY15 FY16

Total Revenue $1,640.9 $1,597.9 $1,695.1 $1,708.2 $1,840.6 $1,935.1 $1,939.9 $1,944.8

% Growth (3.0%) (2.6%) 6.1% 4.6% 8.6% 5.1% 0.3% 0.3%

Adjusted EBITDA incl. SBT Expense $234.0 $226.4 $211.4 $176.2 $172.2 $204.1 $222.6 $232.1

Adjusted EBIT incl. SBT Expense 188.8 185.3 172.2 135.8 126.7 150.8 161.4 170.9

% Margin 11.5% 11.6% 10.2% 8.0% 6.9% 7.8% 8.3% 8.8%

% Growth 410.8% (1.9%) (7.1%) (24.7%) (26.4%) 19.0% 7.0% 5.9%

FY17 EBIT

Total Revenue Growth in FY17

(5.0%) (2.5%) 0.0% 2.5% 5.0%

$1,847.5 $1,896.2 $1,944.8 $1,993.4 $2,042.0 Total Revenue Sensitivity

EBIT Margin

6.0% $110.9 $113.8 $116.7 $119.6 $122.5

7.0% 129.3 132.7 136.1 139.5 142.9

8.0% 147.8 151.7 155.6 159.5 163.4

EBIT Sensitivity

9.0% 166.3 170.7 175.0 179.4 183.8

10.0% 184.8 189.6 194.5 199.3 204.2

FY18 EBIT

Annual Total Revenue Growth in FY17 & FY18

(5.0%) (2.5%) 0.0% 2.5% 5.0%

$1,755.2 $1,848.7 $1,944.8 $2,043.2 $2,144.1

Total Revenue Sensitivity

EBIT Margin

6.0% $105.3 $110.9 $116.7 $122.6 $128.6

7.0% 122.9 129.4 136.1 143.0 150.1

8.0% 140.4 147.9 155.6 163.5 171.5

EBIT Sensitivity

9.0% 158.0 166.4 175.0 183.9 193.0

10.0% 175.5 184.9 194.5 204.3 214.4

DCF SENSITIVITY TO TOTAL REVENUE AND MARGIN

PETER J SOLOMON COMPANY

(Amounts in Millions, except per share data)

Treasury Model

FY10 FY11 FY12 LTM FY13 FY14 FY15 FY16

Total Revenue $1,640.9 $1,597.9 $1,695.1 $1,708.2 $1,840.6 $1,935.1 $1,939.9 $1,944.8

% Growth (3.0%) (2.6%) 6.1% 4.6% 8.6% 5.1% 0.3% 0.3%

Adjusted EBITDA incl. SBT Expense $234.0 $226.4 $211.4 $176.2 $172.2 $204.1 $222.6 $232.1

Adjusted EBIT incl. SBT Expense 188.8 185.3 172.2 135.8 126.7 150.8 161.4 170.9

% Margin 11.5% 11.6% 10.2% 8.0% 6.9% 7.8% 8.3% 8.8%

% Growth 410.8% (1.9%) (7.1%) (24.7%) (26.4%) 19.0% 7.0% 5.9%

Three Year DCF – Sensitizing Revenue and Margins

Incremental EBIT Margin

3-Year Cumulative Implied Cost Out

Implied Share Price

Incremental Total Revenue Growth

(5.0%) (2.5%) 0.0% 2.5% 5.0%

(1.0%) ($58.2) $13.37 $14.37 $15.43 $16.54 $17.71

(0.5%) (29.1) 14.42 15.50 16.63 17.82 19.06

0.0% 0.0 15.48 16.63 17.84 19.09 20.41

0.5% 29.1 16.54 17.76 19.03 20.36 21.74

1.0% 58.2 17.60 18.88 20.22 21.62 23.07

Five Year DCF – Treasury Model + Illustrative FY17-FY18

EBIT Margin in FY17 & FY18

2-Year Cumulative Implied Cost Out (a)

Implied Share Price

Total Revenue Growth in FY17 & FY18

(5.0%) (2.5%) 0.0% 2.5% 5.0%

6.0% ($108.4) $14.16 $14.45 $14.76 $15.07 $15.39

7.0% (69.5) 15.70 16.07 16.45 16.85 17.25

8.0% (30.7) 17.24 17.69 18.15 18.61 19.09

9.0% 8.2 18.77 19.29 19.82 20.36 20.92

10.0% 47.1 20.29 20.88 21.49 22.10 22.73

Note: Assumes 10.5% discount rate and 3.5x terminal multiple.

(a) Versus baseline Adjusted EBIT margin of 8.8% as at FY16.

PETER J SOLOMON COMPANY

CARDSTORE SENSITIVITY ANALYSIS

(Amounts in Millions, except per share data)

Management has stated that it may be possible to reduce Cardstore SG&A, particularly in the area of marketing

Value of Potential Annual Marketing Savings – 2013PF

EBITDA Multiple

3.0 x 3.5 x 4.0 x 4.5 x

Potential Marketing Savings

($1.0) ($2.0) ($3.0) ($4.0) ($5.0)

$3.0 $0.09 $6.0 $0.18 $9.0 $0.27 $12.0 $0.35 $15.0 $0.44

$3.5 $0.10 $7.0 $0.21 $10.5 $0.31 $14.0 $0.41 $17.5 $0.52

$4.0 $0.12 $8.0 $0.24 $12.0 $0.35 $16.0 $0.47 $20.0 $0.59

$4.5 $0.13 $9.0 $0.27 $13.5 $0.40 $18.0 $0.53 $22.5 $0.67

Total

Per Share

Discounted Cash Flow Analysis

Impact on Share Price from $5mm Annual Reduction to Marketing (a)

Wtd. Avg. Cost of Capital

Terminal Multiple

3.0 x 3.5 x 4.0 x 4.5 x

9.5% $0.39 0.43 0.47 0.50

10.5% $0.38 0.43 0.46 0.49

11.5% $0.37 0.42 0.45 0.49

Impact on Share Price if Cardstore Shut Down (b)

Wtd. Avg. Cost of Capital

Terminal Multiple

3.0 x 3.5 x 4.0 x 4.5 x

9.5% $0.69 0.72 0.74 0.76

10.5% $0.68 0.71 0.74 0.75

11.5% $0.67 0.71 0.73 0.75

(a) Treasury Model built using Cardstore marketing amounts of $13mm, $15mm and $16mm, respectively in FY14-16. FY13 revised marketing budget expected to be ~$17mm. Management believes go-forward marketing expenses to be ~$12mm. Therefore, to remove $5mm of marketing expense in each year vs. FY13 Treasury Model value, $1mm, $3mm and $4mm are removed in each of FY14-16.

(b) Assumes elimination of Cardstore EBIT with no change to overhead allocation.

PETER J SOLOMON COMPANY

FINANCIAL IMPACT OF WORLD HEADQUARTERS

Care expects to receive ~$88mm in state and local incentives over a 20 year period – Not currently reflected in the Treasury Model

Only $19mm in incentive payments is projected to be received in the initial three-year Treasury Model period

Financial impact of remaining in current headquarters is meaningfully positive

FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32 FY33 Total

Grants $2.5 -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- $2.5

State Tax Incentives 5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 $5.0 -- -- -- -- -- 75.0

Municipal Tax Incentives 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 10.8

Total $8.0 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $5.5 $0.5 $0.5 $0.5 $0.5 $0.5 $88.3

PV of Tax Incentives

Discount Rate

8.5% 9.5% 10.5% 11.5% 12.5%

Total PV $48.9 $46.2 $43.7 $41.4 $39.3

Per Share $1.44 $1.36 $1.29 $1.22 $1.16

Source: Care Management.

PETER J SOLOMON COMPANY

CLINTON PERFORMANCE DCF SENSITIVITY

In the three year discounted cash flow analysis, Care share price is generally more sensitive to Clinton’s EBIT margin than to Clinton’s revenue growth

Treasury model assumes constant 4% EBIT margin in the projected period

Clinton net impact in Treasury Model expected to be ~$250mm of revenue and ~$10mm of EBIT each year

Incremental Value to Three Year DCF (a)

Total Revenue Growth

(20%) (10%) 0% 10% 20%

EBIT Margin

(2%) ($1.78) ($1.84) ($1.91) ($1.97) ($2.04)

0% (1.27) (1.27) (1.27) (1.27) (1.27)

2% (0.76) (0.70) (0.64) (0.57) (0.51)

4% (0.25) (0.13) -- 0.13 0.25

6% 0.25 0.44 0.63 0.82 1.01

(a) Assumes 10.5% discount rate and 3.5x terminal multiple.

PETER J SOLOMON COMPANY

FUTURE STOCK PRICE ANALYSIS

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

LTM

Adjusted EBITDA $184.6

% Growth

Total Debt $280.2

Cash (61.7)

Net Debt $218.4

Adj. EBITDA Multiple

LTM

Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 3.0 x $9.92

3.5 12.65

4.0 15.37

4.3 (a) 17.183

4.5 18.10

LTM

Present Value of Stock Price Assuming 12.5% Cost of Equity:

3.0 x $9.92

3.5 12.65

4.0 15.37

4.3 (a) 17.18

4.5 18.10

Fiscal Year

2013E 2014E 2015E 2016E

$183.5 $204.1 $222.6 $232.1

(15.9%) 11.2% 9.0% 4.3%

$245.2 $335.2 $350.2 $350.2

(61.9) (131.0) (180.0) (300.5)

$183.3 $204.2 $170.1 $49.7

Stock Price at End of Fiscal Year

2013E 2014E 2015E 2016E

$10.85 $12.61 $15.13 $19.37

13.56 15.76 18.51 22.84

16.27 18.91 21.90 26.32

18.06 20.99 24.14 28.62

18.98 22.06 25.28 29.80

Present Value at February 28, 2013

$10.85 $11.20 $11.95 $13.60

13.56 14.01 14.63 16.04

16.27 16.81 17.30 18.49

18.06 18.66 19.07 20.10

18.98 19.61 19.98 20.93

Note: Share count based on diluted shares outstanding from Treasury Model.

(a) Implied LTM multiple of initial offer by Weiss family, assuming full value of SBT expenses are added back, where applicable.

FUTURE STOCK PRICE ANALYSIS – NORMALIZED SBT

PETER J SOLOMON COMPANY

- Assumes $6.3mm in normalized SBT expense in LTM and FY13 periods (a)

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

		LTM	Fiscal Year 2013E	2014E	2015E	2016E
Adjusted EBITDA w/ Normalized SBT		$182.5	$178.5	$204.1	$222.6	$232.1
% Growth			*(18.2%)*	*14.4%*	*9.0%*	*4.3%*
Total Debt		$280.2	$245.2	$335.2	$350.2	$350.2
Cash		(61.7)	(61.9)	(131.0)	(180.0)	(300.5)
Net Debt		$218.4	$183.3	$204.2	$170.1	$49.7

	Adj. EBITDA Multiple	LTM	Stock Price at End of Fiscal Year 2013E	2014E	2015E	2016E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.0 x	$9.73	$10.40	$12.61	$15.13	$19.37
	3.5	12.42	13.04	15.76	18.51	22.84
	4.0	15.12	15.67	18.91	21.90	26.32
	4.4 (b)	17.18	17.68	21.31	24.48	28.97
	4.5	17.82	18.31	22.06	25.28	29.80

		LTM	Present Value at February 28, 2013			
Present Value of Stock Price Assuming 12.5% Cost of Equity:	3.0 x	$9.73	$10.40	$11.20	$11.95	$13.60
	3.5	12.42	13.04	14.01	14.63	16.04
	4.0	15.12	15.67	16.81	17.30	18.49
	4.4 (b)	17.18	17.68	18.94	19.34	20.35
	4.5	17.82	18.31	19.61	19.98	20.93

Note: Share count based on diluted shares outstanding from Treasury Model.
(a) Calculated as median of prior six fiscal years scan-based trading expense.
(b) Implied LTM multiple of initial offer by Weiss family, assuming add-back of $6.3mm of SBT expenses in LTM and FY13 periods.

23

PETER J SOLOMON COMPANY

SUM OF THE PARTS ANALYSIS

(Dollars in Millions)

Revised Management Strategic Plan (a)

Segment	FY13E EBITDA (e)		Multiple Range			Enterprise Value Range		
NAGCD	$216.1	(f)	3.5 x	-	4.5 x	$756.4	-	$972.5
Cardstore	(27.3)		3.5 x	-	4.5 x	(95.7)	-	(123.0)
Subtotal	188.8					660.7		849.5
International (b)	23.8		3.5 x	-	4.5 x	83.3	-	107.1
Retail Operations (Clinton)	~10.0	(g)				0.0	-	45.0
AG Interactive	11.8		6.0 x	-	8.0 x	70.8	-	94.4
Other (c)	7.1		3.5 x	-	4.5 x	24.8	-	31.8
Subtotal	241.5					839.6		1,127.9
Properties (d)	1.0					0.0	-	45.0
Unallocated Overhead	(55.4)		3.5 x	-	4.5 x	(193.8)	-	(249.2)

Sum of the Parts Total Value	$645.8	-	$923.7
FY2013 Net Debt	(183.3)		(183.3)
Implied Equity Value	462.5		740.4
Share Price (h)	$13.71	-	$21.80
Premium to Unaffected Share Price	(4.4%)		52.0%
Premium to Offer	(20.2%)		26.9%

(a) Based on revised forecast as of November 16, 2012.
(b) Assumes Management's view of normalized UK wholesale EBIT of ~$14.0mm, reflecting some pick up from current $11.5mm. Also includes effect of FX.
(c) Primarily AGI In-Store.
(d) Based on discussions with Care counsel regarding potential value, should court order specific performance.
(e) Does not equal current Treasury plan EBITDA forecasts, due to UK adjustments.
(f) All D&A allocated to NAGCD.
(g) Assumes full year net EBIT contribution of $10.0mm, in line with current Treasury Model estimates for full-year FY14 – FY16
(h) Includes restricted stock and performance shares.

24

FUTURE STOCK PRICE ANALYSIS BASED ON ILLUSTRATIVE LEVERED RECAP

PETER J SOLOMON COMPANY

- Assumes a $9.02 dividend is paid on February 28, 2013[(a)]
- Adjusted EBITDA multiple ranges kept consistent with p. 22; however, executing a leveraged recapitalization may result in lower pro forma trading multiples

(Amounts in Millions, Except Per Share Data)

Management Treasury Model

		Fiscal Year			
		2013E	2014E	2015E	2016E
Adjusted EBITDA		$183.5	$204.1	$222.6	$232.1
% Growth		*(15.9%)*	*11.2%*	*9.0%*	*4.3%*
Total Debt		$550.6	$562.3	$517.9	$383.8
Cash		(60.0)	(60.0)	(60.0)	(60.0)
Net Debt		$490.6	$502.3	$457.9	$323.8
	Adj. EBITDA	Stock Price at End of Fiscal Year			
	Multiple	2013E	2014E	2015E	2016E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.0 x	$1.77	$3.40	$6.38	$11.16
	3.5	4.48	6.55	9.76	14.63
	4.0	7.19	9.70	13.15	18.11
	4.3 (b)	8.98	11.79	15.39	20.41
	4.5	9.90	12.85	16.53	21.58
		Present Value at February 28, 2013			
Present Value of Stock Price Assuming 12.5% Cost of Equity:	3.0 x	$1.77	$3.02	$5.04	$7.84
	3.5	4.48	5.82	7.71	10.28
	4.0	7.19	8.62	10.39	12.72
	4.3	8.98	10.48	12.16	14.33
	4.5	9.90	11.43	13.06	15.16
		Present Value at February 28, 2013			
Present Value Stock Price Including $9.02 Dividend:	3.0 x	$10.79	$12.04	$14.06	$16.85
	3.5	13.50	14.84	16.73	19.30
	4.0	16.21	17.64	19.41	21.74
	4.3 (b)	18.00	19.50	21.17	23.35
	4.5	18.92	20.44	22.08	24.18

Note: Share count based on diluted shares outstanding from Treasury Model.

(a) Assumes $305mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (3.0x Total Debt / FY13 EBITDA).

(b) Implied LTM multiple of initial offer by Weiss family, assuming full value of SBT expenses are added back, where applicable.

25

PETER J SOLOMON COMPANY

LBO SENSITIVITY – PURCHASE PRICE, LEVERAGE AND EXIT MULTIPLE

Management Treasury Model

IRR Based on Purchase Price and Leverage Assuming 4.0x Exit Multiple

Purchase Price per Share

$17.18 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 $25.00

4.2 x 4.3 x 4.5 x 4.7 x 4.9 x 5.1 x 5.3 x 5.5 x 5.7 x

Leverage

2.5 x 24% 21% 18% 15% 12% 10% 7% 5% 3%

3.0 x 29% 25% 21% 17% 14% 11% 8% 6% 3%

3.5 x 38% 32% 26% 21% 16% 12% 9% 6% 3%

IRR Based on Purchase Price and Exit Multiple Assuming 3.0x Leverage

Purchase Price per Share

$17.18 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 $25.00

4.2 x 4.3 x 4.5 x 4.7 x 4.9 x 5.1 x 5.3 x 5.5 x 5.7 x

Exit Multiple 3.0 x 10% 7% 3% (0%) (3%) (6%) (8%) (10%) (12%)

3.5 x 20% 17% 13% 9% 6% 3% 1% (2%) (4%) 4.0 x 29% 25% 21% 17% 14% 11%

8% 6% 3% 4.5 x 37% 33% 28% 24% 21% 17% 14% 12% 9%

Note: Assumes transaction date of February 28, 2013, exit in Year 3 and $2.3mm addback to EBITDA for public company expenses.

Implied EV / FY13 Adjusted EBITDA Assuming FYE Net Debt

Implied EV / FY13 Adjusted EBITDA Assuming FYE Net Debt

PETER J SOLOMON COMPANY

LBO SENSITIVITY – OPERATING PERFORMANCE

Illustrative share prices assuming target IRR of 20%

Assumes transaction date of February 28, 2013

Assumes 3.0x Total Debt / FY13 EBITDA leverage

Assumes 4.0x exit multiple

Assumes $2.3mm addback to EBITDA for elimination of public company expenses

Three-Year LBO Sensitivity to Changes in Operating Performance in FY14-FY16

Total Revenue Growth

(5.0%) (2.5%) 0.0% 2.5% 5.0%

EBIT Margin

(1.0%) $15.37 $16.29 $17.26 $18.28 $19.34

(0.5%) 16.23 17.21 18.24 19.31 20.43

0.0% 17.09 18.13 19.21 20.34 21.52

0.5% 17.95 19.03 20.18 21.37 22.61

1.0% 18.80 19.94 21.14 22.39 23.68

Five-Year LBO Sensitivity to Operating Performance in Illustrative FY17 and FY18 Periods

Total Revenue Growth

EBIT Margin

(5.0%) (2.5%) 0.0% 2.5% 5.0%

6.0% $14.71 $14.93 $15.16 $15.40 $15.64

7.0% 15.81 16.09 16.37 16.66 16.96

8.0% 16.90 17.24 17.58 17.93 18.29

9.0% 18.00 18.39 18.78 19.18 19.59

10.0% 19.09 19.53 19.97 20.43 20.90

PETER J SOLOMON COMPANY

APPENDIX. ADDITIONAL INFORMATION

PETER J SOLOMON COMPANY

CURRENT CARE SHAREHOLDERS

(Amounts in Thousands)

	Common Shares		% of	Exercisable	Beneficial Ownership		% of Total	
	Class A	Class B	Total	Options (a)	Economic	Voting	Economic	Voting
Zev Weiss	--	49.1	0.2 %	502.4	551.5	5,515.0	1.6 %	8.1 %
Morry Weiss	--	213.4	0.7	145.3	358.7	3,413.4	1.1	5.0
Jeffrey Weiss	4.3	35.2	0.1	318.1	357.5	3,536.7	1.1	5.2
Irving Stone LLC & related foundations	--	2,222.1	7.0	--	2,222.1	22,221.5	6.6	32.6
Total Weiss Family & Foundations (b)	**4.3**	**2,519.8**	**8.0**	**965.8**	**3,489.9**	**34,686.6**	**10.3**	**50.9**
Other Inside Owners (c)								
Charles A. Ratner	15.1	16.2	0.1	66.9	98.3	244.2	0.3	0.4
Jerry Sue Thornton	--	13.8	0.0	66.9	80.7	204.9	0.2	0.3
Jeffrey D. Dunn	--	--	--	45.9	45.9	45.9	0.1	0.1
William E. MacDonald, III	1.0	--	0.0	45.9	46.9	46.9	0.1	0.1
Michael J. Merriman, Jr.	--	--	--	52.9	52.9	52.9	0.2	0.1
Stephen J. Smith	12.0	--	0.0	96.1	108.2	108.2	0.3	0.2
John W. Beeder	--	--	--	30.1	30.1	30.1	0.1	0.0
Michael L. Goulder	16.1	--	0.1	265.6	281.7	281.7	0.8	0.4
Scott S. Cowen	0.8	2.0	0.0	66.9	69.7	87.6	0.2	0.1
Other Insiders	136.2	(0.0)	0.4	556.9	693.1	693.1	2.0	1.0
Total Other Insiders	181.3	32.0	0.7 %	1,294.2	1,507.5	1,795.6	4.5 %	2.6 %
Top 10 Institutions (d)								
Dimensional Fund Advisors	3,045.8	--	9.6 %	--	3,045.8	3,045.8	9.0 %	4.5 %
Marathon Asset Management	2,748.9	--	8.7	--	2,748.9	2,748.9	8.1	4.0
BlackRock	2,640.8	--	8.4	--	2,640.8	2,640.8	7.8	3.9
LSV Asset Management	2,232.1	--	7.1	--	2,232.1	2,232.1	6.6	3.3
River Road Asset Management	2,045.9	--	6.5	--	2,045.9	2,045.9	6.0	3.0
The Vanguard Group	2,034.6	--	6.4	--	2,034.6	2,034.6	6.0	3.0
Intrepid Capital Management Inc.	1,826.6	--	5.8	--	1,826.6	1,826.6	5.4	2.7
Dawson Investments (e)	1,580.6	--	5.0	--	1,580.6	1,580.6	4.7	2.3
Towerview (f)	1,450.0	--	4.6	--	1,450.0	1,450.0	4.3	2.1
Northern Trust Global Investments	1,278.1	--	4.0	--	1,278.1	1,278.1	3.8	1.9
Total Top 10 Institutions	20,883.3	--	66.1 %	--	20,883.3	20,883.3	61.6 %	30.7 %
Public and Other	7,686.2	307.7	25.3 %	--	7,994.0	10,763.7	23.6 %	15.8 %
Total Shares Outstanding (g)	28,755.1	2,859.5	92.0 %	2,260.0	33,874.7	68,129.1	100.0 %	100.0 %

(a) Includes only RSUs and exercisable options held by directors and executive officers.
(b) Includes all Weiss individuals listed plus Irving Stone LLC and related foundations.
(c) Source: Company's Proxy Statement dated June 15, 2012.
(d) Source: Bloomberg, Capital IQ.
(e) Dawson Investments filed a 13D on October 23, 2012 declaring beneficial ownership of 5.0% of common shares.
(f) Towerview filed a 13D on October 3, 2012 declaring beneficial ownership of 5.0% of common shares.
(g) Shares outstanding as of October 1, 2012. Source: Company's Form 10-Q for the period ended August 24, 2012.

29

PETER J SOLOMON COMPANY

PUBLIC COMPANY COSTS

Annual Meeting Annual Costs

Printing & EDGAR filing of proxy statement , 10-K and annual report $58,635

Tabulator services (Broadridge) 34,588

Shareholders’ meeting (food, linens, etc.) 770

Section 16 Insiders

RRDFile16.com data management system and filing services ($600/quarter) $2,400

Romeo & Dye publication 795

Fees and expenses - Directors (Assumes two outside directors remain)

Expenses (air transportation, hotel, ground transportation) $9,991

Fees FY 2012 (cash only) 360,000

Equity awards as part of fee payment (would become cash payment as private company) 347,188

All other compensation (AD&D insurance; charitable match contribution) 20,360

Advisors & Miscellaneous

Attorneys – SEC related matters $10,000

Auditors – incremental audit fees (save 1/3 of annual audit fee of $2.3 million) 766,666

Compensation advisor to the Board 171,877

11-K – incremental audit fee 4,000

Stock exchanges (NYSE Listing Fee) 80,745

Stock exchanges (OTC – FINRA Fee) 800

S-8 Registration statements ($10K every other year) 5,000

Bloomberg 25,000

PR Newswire quarterly & annual financial releases 41,625

EDGAR prep and transmission for quarterly earnings releases 1,279

Conference Call (public investor call) 4,932

Investor Relations website 15,732

Investor Relations Management Tool – Ipreo BD Corporate 66,500

Printer -- Miscellaneous EDGAR fees (8-K, 10-Q, 11-K, etc.) (a) 44,797

Stock transfer agent 62,493

Incremental costs – directors & officers insurance (50% of normalized coverage costs of $400,000) $200,000

Peer Chart for 10-K 1,000

IR Travel 7,500

TOTAL $2,344,673

Source: Management estimates.

(a) Includes initial 10-Q XBRL tagging costs ~$10,000 more than subsequent 10-Q.

PETER J SOLOMON COMPANY

SELECTED PUBLIC TRADING MULTIPLES

Social Expression Licensing Related Online Printers Theaters

EV / LTM EBITDA Multiples

Soc. Exp. Median: 3.2x

Licensing Median: 7.2x

Rel. On. Median: 6.1x

Print. Median: 3.8x

Theaters Median: 7.2x

20.0 x 16.0 x 12.0 x 8.0 x 4.0 x --

Care 3.8 x 4.3 x 7.8 x

1.8 x 4.6 x 4.0 x 6.7 x NM 9.9 x 17.1 x 3.3 x 6.1 x 3.6 x 4.1 x 5.5 x 7.4 x 7.2 x

Unaffected Current BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

EV / CY2012E EBITDA Multiples

Soc. Exp. Median: NM

Licensing Median: 7.2x

Rel. On. Median: 5.6x

Print. Median: 3.9x

Theaters Median: 7.0x

20.0 x 16.0 x 12.0 x 8.1 x 8.0 x 4.0 x --

Care 3.8 x 4.3 x

NM NM 8.1 x NM 6.4 x NM NM 8.6 x 2.9 x 5.6 x 3.7 x 4.2 x 5.5 x 7.1 x 7.0 x

Unaffected Current BTH CSS ICON SCHL MDP MSO CHKE SFLY PRSS FLWS QUAD RRD CKEC CNK RGC

BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly. Data as of November 16, 2012.

PREMIA PAID IN SELECTED ANALOGOUS TRANSACTIONS

PETER J SOLOMON COMPANY

Reflects transaction over last 10 years involving targets in which the acquiring entity held greater than 50% but less than 90% voting interest in the target company

Annc. Date	Acquiror	Target	Deal Value	Initial Stake %	Unaffected Premium to / One-Day Prior	One-Week Prior	One-Month Prior
2/24/2012	Kenneth Cole	Kenneth Cole Productions	$147	47%	15%	17%	22%
1/16/2012	Timothy M. Marquez	Venoco Inc.	400	50%	39%	39%	(6%)
10/3/2011	Angelo Gordon	C&D Technologies	52	65%	31%	27%	25%
7/12/2011	ACF Industries	XO Holdings	96	62%	84%	9%	103%
4/21/2011	CNA Financial	CNA Surety	475	61%	38%	39%	49%
2/22/2011	Sun Pharmaceutical Ind.	Caraco Pharmaceutical Labs	51	76%	16%	18%	16%
1/9/2011	Hugh Hefner	Playboy	137	34%	56%	49%	72%
11/15/2010	Rocco B. Commisso	Mediacom Communications	3,597	40%	64%	64%	24%
6/2/2010	Gerdau SA	Gerdau Ameristeel	1,620	66%	53%	57%	47%
3/22/2010	CONSOL Energy	CNX Gas	963	83%	46%	46%	47%
11/3/2009	Tilman Fertitta	Landry's Restaurants	157	57%	128%	116%	138%
9/8/2009	Fairfax Financial Holdings	Odyssey Re Holdings	1,098	73%	30%	30%	40%
7/29/2009	Overseas Shipholding Group	OSG America	70	77%	44%	54%	54%
7/13/2009	KPN NV	iBasis	93	56%	131%	116%	117%
3/25/2009	Hearst Corp.	Hearst-Argyle Television	77	82%	115%	150%	143%
3/22/2009	Cox Enterprises	Cox Radio	82	78%	45%	54%	(7%)
8/12/2008	Mitsubishi UFJ Financial	UnionBanCal	3,511	65%	26%	29%	80%
7/21/2008	Roche	Genentech	46,763	56%	16%	26%	27%
3/10/2008	Nationwide Mutual Insurance	Nationwide Financial Services	2,440	66%	38%	29%	24%
10/23/2007	Macquarie Infrastructure	Waste Industries USA	263	51%	33%	41%	33%
7/18/2007	Alfa Mutual Insurance	Alfa Corp.	811	55%	45%	46%	30%
4/23/2007	Oplink Communications	Optical Communication Products	79	58%	20%	19%	21%
2/23/2007	American Financial Group	Great American Financial	223	81%	13%	15%	12%
1/24/2007	AIG	21st Century Insurance	758	61%	33%	34%	25%
11/20/2006	TD Bank Financial Group	TD Banknorth	3,006	58%	7%	8%	9%
10/9/2006	VNU / Nielson	NetRatings	327	61%	44%	45%	43%
3/17/2006	General William Lyon	William Lyon Homes	240	75%	44%	51%	27%
3/13/2006	LUKoil OAO	Chaparral Resources	89	60%	57%	53%	49%
12/31/2005	Virbac SA	Virbac Corp.	52	60%	57%	53%	49%
9/1/2005	Seven-Eleven Japan	7-Eleven	1,323	73%	32%	31%	10%
2/21/2005	Novartis	Eon Labs	989	65%	25%	23%	18%
1/27/2005	Danisco	Genencor International	261	83%	24%	22%	19%
8/2/2004	Cox Enterprises	Cox Communications	8,363	62%	26%	25%	25%
11/7/2003	Barnes & Noble	barnesandnoble.com	164	75%	36%	33%	31%
6/2/2003	ICN Pharmaceuticals	Ribapharm	129	80%	23%	24%	57%
12/16/2002	Savia SA	Seminis	60	76%	51%	51%	45%
7/9/2002	Samuel J. Heyman	International Specialty Products	127	81%	30%	27%	49%
			Average		44%	42%	42%
			Median		38%	34%	31%

Source: Public market filings.

32

SELECTED RELATED M&A ACTIVITY

PETER J SOLOMON COMPANY

Since 2001

(Dollars in Millions)

Strategic Buyer (yellow) *Financial Buyer* (green)

Date Announced	Acquiror Name	Target Name	Description	Enterprise Value		EV as a Multiple of: LTM Sales		LTM EBITDA	
Nov-11	ACCO Brands	MeadWestvaco Consumer & Office Products	Designs school and office supplies	860.0		1.2	x	5.9	x
Jul-11	PhotoBox	Moonpig.com	Publishes greeting cards online	195.6		3.2		NA	
Apr-11	MVP Group International	Midwest - CBK	Designs candles	36.9		0.4		NA	
Mar-11	Shutterfly	Tiny Prints	Online retail of photo cards	376.4		4.3		NM	
Mar-11	American Greetings	Watermark Publishing	Publishes greeting cards	6.0		0.2		NA	
Dec-09	Amscan Holdings	DesignWare	Manufactures party supplies	24.9	(a)	NA		NA	
Sep-09	Sun Capital Partners	Lang Holdings	Supplier of calendars and stationery	25.0		NA		NA	
Apr-09	American Greetings	Schurman Fine Papers (Wholesale & Papyrus)	Publishes greeting cards	18.1		NA		NA	
Feb-09	American Greetings	Recycled Paper Greetings	Publishes greeting cards	150.2		1.9		NA	
Aug-08	CSS Industries	Hampshire Paper Corporation	Creates roll paper and waxed tissue	9.7		NA		NA	
May-08	Peterson Partners	Franklin Covey Organizational Products	Sells planners and organizers	32.0		NA		NA	
Apr-08	Russ Berrie and Company	LaJobi Industries	Designs baby furniture	62.7	(b)	1.0		7.0	
Nov-07	American Greetings	Photoworks	Offers online personal publishing	26.5		2.5		NA	
Oct-07	CSS Industries	C.R. Gibson	Offers photo albums and scrapbooks	72.9		1.4		NA	
Oct-07	American Greetings	Twofold Photos	Operates a photo and video sharing site	45.2		2.5		NA	
Oct-06	Madison Dearborn Partners	Yankee Candle	Designs and sells candles	1,678.4		2.6		10.2	
Aug-06	Prentice Capital	Russ Berrie and Company (42%)	Designs infant consumer products	292.5		1.0		45.6	
Jul-06	Yankee Candle	Illuminations	Designs candles	22.0		NA		NA	
Jun-05	American Capital Strategies	Potpourri Group	Offers catalogs focused on home gifts	226.5		NA		NA	
May-05	Mustang Group	Vermont Teddy Bear Company	Designs and sells teddy bears	35.1		0.5		5.8	
Dec-04	Russ Berrie and Company	Kids Line	Provides infant bedding	127.9		2.2		6.5	
Jan-04	Blyth	Walter Drake	Markets calendars and stationery	53.0		0.7		NA	
Mar-03	Blyth	Miles Kimball Company	Sells cards and gifts	65.0		0.5		NA	
Oct-02	CSS Industries	Crystal Creative Products	Designs tissue and wrap products	22.8		NA		NA	
Jul-02	Russ Berrie and Company	Sassy	Designs infant toys	45.0		1.0		NA	
May-02	Blyth	CBK Styles	Designs candles	54.3		0.7		NA	
Feb-02	CSS Industries	C.M. Offray & Son	Provides ribbons and fabrics	44.8		NA		NA	
Sep-01	American Greetings	Bluemountain.com	Offers online greeting cards	35.0		2.5		NA	
				Mean		1.6	x	13.5	x
				Median		1.2		6.7	

Source: Public market filings.
(a) Also included a warrant to purchase 2% of the common stock of AAH Holdings Corp.
(b) Enterprise value includes $15 million earnout.

33